UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

Agritek Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-1321002	20-8484256
(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue, Miami FL	33131
(Address of Principal Executive Offices)	(Zip Code)

 (305) 721-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2018, Agritek Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company issued and sold a promissory note to the Investor in the aggregate principal amount of up to $565,555 (the “Note”), which is convertible into shares of common stock of the Company, subject to the terms, conditions and limitations set forth in the Note.

The Note accrues interest at a rate of 9% per annum. The aggregate principal amount of up to $565,555 consists of a prorated original issuance discount of up to $55,555 and a $10,000 credit to Investor for transactional expenses with net consideration to the Company of up to $500,000 which will be funded in tranches. The maturity date of each tranche funded shall be six (6) months from the effective date of each payment and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees for each tranche, shall be due and payable. The Investor shall have the right at any time to convert all or any part of the funded portion of the Note into fully paid and non-assessable shares of common stock of the Company at the Conversion Price, which is equal to 58% multiplied by the lowest VWAP during the twenty-five (25) Trading Day period ending, in Holder’s sole discretion on each conversion, on either (i) the last complete Trading Day prior to the Conversion Date or (ii) the Conversion Date (subject to adjustment as provided in the Note), subject to the occurrence of any Event of Default (as defined therein) under the Note.

In connection with the funding of the initial tranche $100,000 on May 23, 2018, the Company recorded $121,111 of the Note and also issued a common stock purchase warrant to the Investor to purchase up to 6,968,411 shares of the Company’s common stock pursuant to the terms therein (the “Investor Warrant”) as a commitment fee. At the time that each subsequent tranche under the Note is funded by the Investor in cash, then on such funding date, the warrant shares shall immediately and automatically be increased by the quotient of 100% of the face value of the respective tranche and 110% of the VWAP of the common stock on the Trading Day immediately prior to the funding date of the respective tranche. The Investor Warrant is exercisable for a period of five (5) years from date of issuance. The Investor Warrant includes a cashless net exercise provision whereby the investor can elect to receive shares equal to the value of the Investor Warrant minus the fair market value of shares being surrendered to pay for the exercise.

The foregoing description of the terms of the Securities Purchase Agreement, Note and Investor Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note, Investor Warrant and Craft Warrant and the issuance of the shares of the Company’s common stock upon exercise of the Note, Investor Warrant and Craft Warrant in connection with the above offering is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

10.1	Securities Purchase Agreement, dated May 8, 2018, by and between the Company and Investor.
10.2	Promissory Note, dated May, 2018, by and between the Company and Investor.
10.3	Common Stock Purchase Warrant, dated May 8, 2018, by and between the Company and Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRITEK HOLDINGS, INC.

Date: May 30, 2018	By:	/s/ B. Michael Friedman
B. Michael Friedman
Chief Executive Officer and President